Exhibit 99.1

December 2, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

2015 Dividends to Increase 14 Percent

TULSA, Okla. – Dec. 2, 2014 - ONEOK, Inc. (NYSE: OKE) today announced that its 2015 cash flow available for dividends is expected to be in the range of $580 million to $660 million, reflecting higher anticipated cash distributions received from its general and limited partner interests in ONEOK Partners (NYSE: OKS).

The 2015 earnings guidance also includes a 14 percent increase in shareholder dividends declared compared with 2014, including a projected 2.25-cent-per-share-per-quarter increase in dividends declared. Shareholder dividends declared are subject to board approval.

ONEOK also has estimated average annual dividend declared increases of 12 to 15 percent between 2014 and 2017.

“Our 2015 guidance reflects substantial, ongoing growth at ONEOK Partners. Since 2006, the partnership has completed more than $8 billion in capital-growth projects and acquisitions, and it has another $3 billion in capital-growth projects in various stages of construction,” said Terry K. Spencer, president and chief executive officer of ONEOK. “The partnership continues to develop an unannounced backlog of additional capital-growth projects totaling approximately $4 billion to $5 billion.

“As the pure-play general partner of ONEOK Partners, this growth at the partnership benefits ONEOK and has allowed us to increase dividends paid to shareholders,” Spencer added.

“Although the commodity price environment remains volatile, we expect strong volume growth to continue in 2015 as many of our key producers plan to concentrate their drilling in more productive core areas on acreage dedicated to our systems,” Spencer said.

ONEOK’s 2015 free cash flow is expected to be in the range of $50 million to $80 million after capital expenditures and dividends.

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

ONEOK’s 2015 guidance reflects increased natural gas gathering and processing volumes in the natural gas gathering and processing segment; and higher natural gas liquids (NGL) volumes gathered and fractionated in the natural gas liquids segment. These increased volumes are the result of full-year operations and earnings from acquisitions and capital-growth projects completed throughout 2014, including ONEOK Partners’ recent West Texas LPG System acquisition, and reflect expected earnings and cash flows from the completion of capital-growth projects during 2015 in the natural gas gathering and processing, and natural gas liquids segments.

ONEOK’s 2015 guidance reflects a projected 1.5-cent-per-unit-per-quarter increase in unitholder distributions declared by ONEOK Partners, subject to ONEOK Partners board approval.

Additional information is available in the guidance tables on the ONEOK website.

ONEOK PARTNERS

ONEOK Partners’ 2015 operating income guidance range is $1.32 billion to $1.48 billion, an 11 percent to 25 percent increase compared with current 2014 guidance, reflecting higher anticipated natural gas gathering and processing volumes in the natural gas gathering and processing business and higher anticipated NGL volumes gathered and fractionated in the natural gas liquids business.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

The natural gas gathering and processing segment’s 2015 operating income guidance range is $309 million to $409 million.

The 2015 earnings guidance reflects a 17 percent increase in natural gas volumes gathered and processed compared with 2014 guidance, as a result of new supply connections and completed projects.

Capital-growth projects completed in 2014 and those expected to be completed in 2015 that are contributing to higher 2015 operating income guidance include:

•	The Canadian Valley plant, a 200-million cubic feet per day (MMcf/d) natural gas processing facility in the Cana-Woodford Shale in Oklahoma, which was completed in March 2014;

•	The Garden Creek II and III plants, each 100-MMcf/d natural gas processing facilities in the Williston Basin in North Dakota, which were completed in August and October 2014, respectively;

•	A 200-MMcf/d natural gas processing plant in the Williston Basin in North Dakota - the Lonesome Creek plant - expected to be completed in the fourth quarter 2015; and

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

•
Additional natural gas compression to take advantage of additional natural gas processing capacity at the partnership’s Garden Creek and Stateline natural gas processing plants in the Williston Basin by a total of 100 MMcf/d, which is expected to be completed in the fourth quarter 2015.

Approximately 75 percent of the segment’s expected 2015 equity natural gas production is hedged at an average price of $4.03 per million British thermal units (MMBtu), and 5 percent of its expected 2015 equity natural gas liquids production is hedged at an average composite price of $1.07 per gallon. The segment’s expected 2015 equity condensate production is unhedged.

The average unhedged prices assumed in ONEOK Partners’ 2015 guidance are 89 cents per gallon for composite natural gas liquids; $4 per MMBtu for NYMEX natural gas; $4.05 per MMBtu for Ventura-NYMEX natural gas; and $1.90 per gallon for condensate. The composite NGL price for 2015 assumes ethane rejection for the entire year.

For 2015, the partnership estimates that in its natural gas gathering and processing segment, a 10 percent change in the price of natural gas would change annual net margin by approximately $5.5 million; a 10 percent change in the composite price of NGLs would change annual net margin by approximately $28.8 million; and a 10 percent change in the price of condensate would change annual net margin by approximately $13.1 million. All of these sensitivities include the effects of hedging and assume normal operating conditions.

NATURAL GAS LIQUIDS SEGMENT

The natural gas liquids segment’s 2015 operating income guidance range is $867 million to $917 million.

The 2015 earnings guidance reflects higher anticipated fee-based earnings from increased NGL volumes gathered and fractionated as a result of completed capital-growth projects, nine new connections to natural gas processing plants, anticipated increased NGL volumes from new capital-growth projects and the recent West Texas LPG System acquisition, including:

•	The expansion of the Bakken NGL Pipeline, increasing the pipeline’s capacity to 135,000 barrels per day (bpd) from 60,000 bpd, which was completed in September 2014;

•
The Niobrara NGL Lateral Pipeline that connects the partnership’s Sage Creek plant in the NGL-rich Niobrara Shale formation in the Powder River Basin to the partnership’s Bakken NGL Pipeline, which was completed in September 2014;

•
The acquisition of approximately 2,600 miles of NGL pipelines and related assets in the Permian Basin in southeastern New Mexico and West Texas, including an 80 percent interest in the West Texas LPG Pipeline and 100 percent interest in the Mesquite Pipeline, which closed in November 2014;

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

•	A 75,000-bpd NGL fractionator, MB-3, at Mont Belvieu, Texas, expected to be completed in December 2014; and

•
A 95-mile NGL pipeline between existing NGL fractionation infrastructure at Hutchinson, Kansas, and Medford, Oklahoma, and the modification of the partnership’s NGL fractionation infrastructure at Hutchinson, Kansas, to accommodate unfractionated NGLs produced in the Williston Basin, expected to be completed in the first quarter 2015.

NGL volumes gathered in 2015 are expected to increase approximately 58 percent compared with current 2014 guidance, due primarily to the recent West Texas LPG System acquisition, which is expected to increase NGLs gathered by nearly 44 percent to approximately 820,000 bpd systemwide. NGL volumes fractionated in 2015 are expected to increase approximately 8 percent compared with current 2014 guidance.

ONEOK Partners’ 2015 guidance assumes the Conway-to-Mont Belvieu ethane in ethane/propane mix price differential to average 2 cents per gallon.

NATURAL GAS PIPELINES SEGMENT

The natural gas pipelines segment’s 2015 operating income guidance range is $150 million to $160 million and assumes that 92 percent of transportation capacity and 76 percent of natural gas storage capacity is expected to be contracted for 2015.

CAPITAL EXPENDITURES

For 2015, ONEOK Partners’ capital expenditures are expected to be in the range of $2.6 billion to $3.0 billion, composed of approximately $2.6 billion in growth capital and $175 million in maintenance capital.

ANNUAL INVESTOR CONFERENCE

ONEOK and ONEOK Partners will hold their annual investor conference on Wednesday, Dec. 3, 2014, in New York City, from 9 a.m. Eastern Standard Time (8 a.m. Central Standard Time) to noon Eastern Standard Time (11 a.m. Central Standard Time). The meeting also will be carried live on ONEOK's and ONEOK Partners' websites.

The webcast can be accessed on ONEOK's and ONEOK Partners' websites at www.oneok.com and www.oneokpartners.com. A replay of the webcast will be available for 30 days after the conference.

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

LINK TO NEWS RELEASE WITH GUIDANCE TABLES

http://www.oneok.com/~/media/ONEOK/GuidanceDocs/2015/OKE_2015_Guidance_k$Qr063k.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE:

ONEOK has disclosed in this news release anticipated cash flow available for dividends, free cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows:

•
Cash flow available for dividends is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions declared from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes, stand-alone capital expenditures and certain other items;

•	Free cash flow is defined as cash flow available for dividends, computed as described above, less ONEOK’s dividends declared; and

•	Dividend coverage ratio is defined as cash flow available for dividends divided by the dividends declared for the period.

These non-GAAP financial measures described above are useful to investors because they are used by many companies in the industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. ONEOK cash flow available for dividends, free cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. A reconciliation of cash flow available for dividends and free cash flow to net income is included in the tables.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2014, owns 38.3 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about global warming;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board (NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas, NGLs and crude oil;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas and crude oil; and
- availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

ONEOK, Inc.
EARNINGS GUIDANCE*

	2015	2014
(Unaudited)	Guidance	Guidance	Change
	(Millions of dollars)

Cash Flow Available for Dividends
Recurring cash flows:
Distributions received from ONEOK Partners – declared	$762	$636	$126
Interest expense, excluding non-cash items	(63)	(68)	5
Cash income taxes	(53)	—	(53)
Energy services segment cash flow	(39)	47	(86)
Corporate expenses	(8)	(10)	2
Equity compensation reimbursed by ONEOK Partners	28	28	—
Cash flows from recurring activities	627	633	(6)
Separation related costs/OGS cash flow/debt reduction	-	(6)	6
Total cash flows	627	627	—
Capital expenditures	(7)	(12)	5
Cash flow available for dividends	620	615	5
Dividends declared	(555)	(485)	(70)
Free cash flow	$65	$130	$(65)
Dividend coverage ratio	1.12x	1.27x

*Amounts shown are midpoints of ranges provided.

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ONEOK Announces Higher 2015 Financial Guidance;
Updates Three-year Financial Forecasts

December 2, 2014

ONEOK, Inc.
EARNINGS GUIDANCE*

	2015	2014
(Unaudited)	Guidance	Guidance	Change
	(Millions of dollars)

Reconciliation of Cash Flow Available for Dividends and Free Cash Flow to Net Income
Net income attributable to ONEOK	$393	$316	$77
Depreciation and amortization	3	3	—
Deferred income taxes	181	133	48
Equity in earnings of ONEOK Partners	(706)	(575)	(131)
Distributions received from ONEOK Partners – declared	762	636	126
Equity compensation reimbursed by ONEOK Partners	28	28	—
Energy Services	(39)	47	(86)
Other	5	39	(34)
Total cash flow	627	627	—
Capital expenditures	(7)	(12)	5
Cash flow available for dividends	620	615	5
Dividends	(555)	(485)	(70)
Free cash flow	$65	$130	$(65)

*Amounts shown are midpoints of ranges provided.